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                                                                    EXHIBIT 99.1

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                               RWT HOLDINGS, INC.
                                    Purchaser

                        MERRILL LYNCH CREDIT CORPORATION
                                     Seller



                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of April 1, 1998


              Conventional Fixed and Adjustable Rate Mortgage Loans
                            MLCCFlow Delivery Program

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                                TABLE OF CONTENTS

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Section 1      Definitions.......................................................................................    1

Section 2      Purchase Of Mortgage Loans........................................................................   10

Section 3      Delivery Requirements.............................................................................   11

Section 4      Examination Of Mortgage Files.....................................................................   12

Section 5      Representations, Warranties And Agreements Of Seller..............................................   12

Section 6.     Representations, Warranties And Agreements Of The Purchaser.......................................   19

Section 7.     Servicing Obligations Of The Seller...............................................................   21

Section 8.     Intention Of The Parties..........................................................................   21

Section 9.     Costs.............................................................................................   21

Section 10.    Further Agreements Of The Seller..................................................................   21

Section 11.    Mandatory Delivery................................................................................   21

Section 12.    Termination.......................................................................................   22

Section 13.    Severability Clause...............................................................................   22

Section 14.    Waivers...........................................................................................   22

Section 15.    Survival..........................................................................................   22

Section 16.    Successor And Assigns; Assignment Of Purchase Agreement...........................................   22

Section 17.    Notices...........................................................................................   22

Section 18.    Counterparts......................................................................................   22

Section 19.    Entire Agreement..................................................................................   22

Section 20.    Governing Law And Amendments......................................................................   23

Section 21.    Exhibits..........................................................................................   23

Section 22.    General Interpretive Principles...................................................................   23

Section 23.    Reproduction Of Documents.........................................................................   23
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                                    EXHIBITS

EXHIBIT 1                  CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 2                  FORM OF MASTER SERVICING AGREEMENT

EXHIBIT 3                  FORM OF CUSTODY AGREEMENT

EXHIBIT 4                  UNDERWRITING GUIDE OF THE SELLER

EXHIBIT 5                  FORM OF CERTIFICATE OF THE SELLER

EXHIBIT 6                  [RESERVED.]

EXHIBIT 7                  [RESERVED.]

EXHIBIT 8                  [RESERVED.]

EXHIBIT 9                  [RESERVED.]

EXHIBIT 10                 FORM OF WARRANTY BILL OF SALE

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                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

         This MASTER MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of April 1, 1998, by and between RWT Holdings, Inc., having an office at 591 Redwood Highway, Suite 3140, Mill Valley California, 94941 (the "Purchaser") and Merrill Lynch Credit Corporation, having an office at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484 (the "Seller").

                              PRELIMINARY STATEMENT

         The Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional, fixed- and adjustable-rate, residential first mortgage loans (the "Mortgage Loans") as described herein, and which shall be delivered in pools of whole mortgage loans on various dates as provided herein (each a "Closing Date") on a servicing-retained basis. The Purchaser desires the Seller to service and administer, and the Seller is willing to service and administer, each Mortgage Loan for the Purchaser, its successors and assigns from and after the respective Closing Date pursuant to a Master Servicing Agreement, dated as of March 7, 1997 between the Seller and the Purchaser in the form attached as Exhibit 2 hereto. Following its purchase of the Mortgage Loans from the Seller, the Purchaser may desire to sell some or all of the Mortgage Loans to one or more purchasers, and the Seller is willing to continue to service and administer the Mortgage Loans pursuant to such Master Servicing Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the form of Master Servicing Agreement attached hereto as Exhibit 2.

                  "Additional Collateral": (i) With respect to any Mortgage 100(sm) Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100(sm) Pledge Agreement, or (ii) with respect to any ParentPower(R) Mortgage Loan, the related ParentPower(R) Agreement.

                  "Additional Collateral Mortgage Loan": Each Mortgage Loan that is either a Mortgage 100(sm) Loan or ParentPower(R) Mortgage Loan as to which the Additional Collateral is still required to be provided.

                  "Adjustable Rate Mortgage Loan": A Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable with respect thereto in accordance with the terms of the related Mortgage Note.

                  "Affiliate": With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

                  "Agreement": This Master Mortgage Loan Purchase Agreement.

                  "Appraised Value": With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator at the time of origination of the Mortgage Loan, and (ii) if applicable, the sales price of the Mortgaged Property at such time of origination.

                  "Assignment": An assignment of the Mortgage, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan, which assignment, notice of transfer or equivalent instrument may be in the form of one

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or more blanket assignments covering Mortgages securing Mortgaged Properties located in the same county, if permitted by applicable law and acceptable for recording by the applicable recording office.

                  "Assumed Principal Balance": With respect to any Mortgage Loan as of any date of determination (i) the outstanding principal balance as of the Cut-off Date, after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section
5.03 of the Master Servicing Agreement.

                  "Balloon Mortgage Loan": Any Mortgage Loan for which the related Monthly Payments, other than the Monthly Payment due on the maturity date thereof, are computed on the basis of a period to full amortization ending on a date that is later than such maturity date.

                  "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings associations in the State of Florida are authorized or obligated by law or executive order to be closed.

                  "Certificate of the Seller": A certificate signed (i) by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, with the resolution of the Board of Directors of the Seller, the certificate of incorporation of the Seller and the by-laws of the Seller attached thereto, substantially in the form attached hereto as Exhibit 5.

                  "Closing Date": For each Transaction, the date on which the Seller actually sells to the Purchaser, and the Purchaser actually purchases from the Seller, the Mortgage Loans listed on the Final Mortgage Loan Schedule attached to the related Warranty Bill of Sale.

                  "Closing Documents": (i) With respect to the Initial Closing Date, the following documents:

         (A)      three counterparts of this Agreement;

         (B)      three counterparts of the Master Servicing Agreement;

         (C)      three counterparts of the Custodial Letter Agreement;

         (D)      the Certificate of the Seller, dated as of the Initial Closing
                  Date;

         (E)      the Custodial Account Certification, dated the Initial Closing
                  Date;

         (F)      the Escrow Account Certification, dated the Initial Closing
                  Date;

         (G) ten counterparts of a power of attorney in the form of Exhibit A to the Master Servicing Agreement; and

         (H)      three counterparts of the Pledged Asset Mortgage Servicing
                  Agreement

(ii) with respect to the Initial Closing Date and each subsequent Closing Date, the following documents:

         (A)      the Final Mortgage Loan Schedule for the related Transaction;

         (B) the Trust Receipt for the related Transaction, dated the Closing Date, with only such exceptions noted on Schedule B thereto as shall be acceptable to the Purchaser;

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         (C)      the Warranty Bill of Sale with respect to the Mortgage Loans for the related Transaction, dated the Closing Date;

         (D) Assignment of the Seller's interest under the Surety Bond with respect to all Additional Collateral Mortgage Loans sold on such Closing Date; and

         (I) Certificate of the Surety Bond Issuer confirming the insurance of the Additional Collateral Mortgage Loans sold on such Closing Date pursuant to the provisions of the Surety Bond.

                  "Converted Mortgage Loan": A Convertible Mortgage Loan with respect to which the related Mortgagor has exercised its option (i) to convert the related Mortgage Note from a Mortgage Note with an adjustable interest rate to a Mortgage Note with a fixed interest rate or (ii) to change the Index of the related Mortgage Note as may be provided thereunder.

                  "Convertible Mortgage Loan": An Adjustable Rate Mortgage Loan with a Mortgage Note that contains provisions permitting the Mortgagor thereunder, at its option, (i) to convert such Mortgage Note from a Mortgage Note with an adjustable interest rate to a Mortgage Note with a fixed interest rate or (ii) to change the Index of such Mortgage Note.

                  "Correspondent Lending Program": Program whereby a Correspondent Lender processes and closes a Mortgage Loan in its own name and funds the Mortgage Loan from its own funds. All Mortgage Loans are underwritten by personnel of MLCC, or in certain cases, the Correspondent Lender, in accordance with MLCC's standard underwriting guidelines. MLCC or its agent conducts a post-closing review on each Mortgage Loan prior to its purchase from the Correspondent Lender."

                  "Correspondent Lender": A mortgage banking related entity which originates Mortgage Loans in its own name, using its own funds, which Mortgage Loans are purchased by MLCC under its Correspondent Lending Program.

                  "Correspondent Trailing Premium": With respect to a Correspondent Mortgage Loan, the fee, if any, paid to a Correspondent Lender by MLCC as a portion of the purchase price for a Correspondent Mortgage Loan, which fee ranges from 0.125% per annum to 0.75% per annum of the annualized principal balance of the applicable Correspondent Mortgage Loan. MLCC is responsible for the payment of the Correspondent Trailing Premium, if any, and, to the extent due, the Correspondent Trailing Premium is paid by MLCC on a monthly basis out of the Monthly Payment it receives from the applicable Mortgagor. MLCC pays any such fee to the Correspondent Lender as long as the applicable Mortgage Loan remains outstanding and the Mortgagor is current in the remittance of his or her Monthly Payment to MLCC.

                  "Correspondent Mortgage Loan": A Mortgage Loan originated by a Correspondent Lender.

                  "Custodial Account": The separate trust account or accounts created and maintained pursuant to Section 4.04 of the Master Servicing Agreement.

                  "Custody Agreement": That certain Custody Agreement dated as of April 1, 1998, by and, among the RWT Holdings, Inc. as "Seller", Merrill Lynch Mortgage Capital, Inc. as "Purchaser" and Bankers Trust Company of California, N.A. as "Custodian" for the retention of each Mortgage Note, Mortgage, Assignment and certain other portions of each Mortgage File attached hereto as Exhibit 3 and including that certain letter agreement dated as of April 1, 1998,by an among the "Seller", "Purchaser" and "Custodian", substantially in the form attached to the Custody Agreement ("Custodial Letter Agreement").

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                  "Custodian": The custodian under the Custody Agreement, or its successor.

                  "Cut-off Date": With respect to each Mortgage Loan, the first day of the month in which the related Closing Date occurs.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Due Date": The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Equity Refinanced Mortgage Loan": A Refinanced Mortgage Loan in which the Mortgagor used less than the entire amount of the proceeds (net of any closing costs, including discount and origination fees and prepaid items) to refinance an existing mortgage loan and any junior lien that existed on the related Mortgaged Property for at least one year prior to origination of the Refinanced Mortgage Loan.

                  "Final Mortgage Loan Schedule": The list of Mortgage Loans for a Transaction, which list shall set forth the following information with respect to each Mortgage Loan:

               (i)         the loan number;

              (ii)         the Mortgagor's name;

             (iii) the street address of the Mortgaged Property, including city, state and zip code;

              (iv)         the Mortgage Interest Rate at origination;

               (v) for each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date and the first Payment Adjustment Date;

              (vi)         for each Adjustable Rate Mortgage Loan, the Gross
                           Margin;

             (vii)         for each Adjustable Rate Mortgage Loan, the Lifetime
                           Rate Cap;

            (viii)         for each Adjustable Rate Mortgage Loan, the Periodic
                           Rate Cap;

              (ix)         the original term to maturity;

               (x)         the original principal balance;

              (xi)         the first payment date;

             (xii)         the maturity date;

            (xiii)         the Monthly Payment in effect as of the related
                           Cut-off Date;

             (xiv) the principal balance as of the related Cut-off Date, after giving effect to all payments of principal due on or before such date, whether or not received;

              (xv) the Loan-to-Value Ratio as of the date of origination;

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             (xvi)         a code indicating whether the Mortgaged Property is
                           occupied by owner;

            (xvii)         a code indicating the type of residential dwelling;

           (xviii) a code indicating whether the Mortgage Loan is a Refinanced Mortgage Loan and, if so, whether it is an Equity Refinanced Mortgage Loan;

             (xix) a code indicating whether the Mortgage Loan is covered by a Primary Insurance Policy;

              (xx) a code indicating whether the Mortgage Loan is a Limited Documentation Mortgage Loan;

             (xxi) a code indicating whether the Mortgage Loan is an Additional Collateral Mortgage Loan;

            (xxii) for each Adjustable Rate Mortgage Loan, a code indicating the type of Index;

           (xxiii) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; and

             (xxiv) The Correspondent Trailing Premium applicable, if any, to such Mortgage Loan.

             (xxv) the Servicing Fee Rate applicable to such Mortgage Loan, and if such Mortgage Loan is an Adjustable Rate Mortgage Loan whose first Interest Rate Adjustment has not occurred, the Servicing Fee Rate (if different) prior to the first Interest Rate Adjustment Date.

Such schedule shall also set forth the weighted average of the amounts set forth in (iv) and (xi) above and the total of the amounts described under (xiii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

                  "Fixed Rate Mortgage Loan": A Mortgage Loan that provides for a fixed Mortgage Interest Rate over the term of the related Mortgage Note.

                  "FHLMC": The Federal Home Loan Mortgage Corporation or any successor organization.

                  "FNMA": The Federal National Mortgage Association or any successor organization.

                  "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed number of basis points set forth in the Final Mortgage Loan Schedule that is added to the Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan, subject to any applicable Periodic Rate Cap and Lifetime Rate Cap.

                  "Index": With respect to each Adjustable Rate Mortgage Loan and each Interest Rate Adjustment Date, the index used to determine the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan, as specified in the related Mortgage Note, which index may be (i) the average of the London Interbank Offered Rates for one- or six-month U.S. dollar deposits, as published in the "Money Rates" table of The Wall Street Journal or elsewhere (as specified in the related Mortgage Note) on the date or dates specified in such Mortgage Note for the determination of such rate (ii) the weekly average of the closing market bid yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year, (iii) the weekly average or the monthly average of weekly average auction rates on U.S. Treasury bills with a maturity of six months, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15. (519), (iv) the weekly average of the closing market bid yields on U.S. Treasury securities adjusted to a constant maturity of one (1) year, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15. (519), as available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, (v) the weekly average of the closing market bid

                                       5
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yields on U.S. Treasury securities adjusted to a constant maturity of five (5)
years, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15. (519), as available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, (vi) the prime rate specified in the related Mortgage Note, as published in the "Money Rates" table of The Wall Street Journal, or elsewhere (as specified in such Mortgage Note) and available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, (vii) the monthly weighted average cost of funds of members of the Federal home Loan Bank of San Francisco, (viii) such other standard for determining the change in the interest rate as may be set forth in the related Mortgage Note, as such rate may be available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, or (ix) if such index is not so published or is otherwise unavailable, such comparable alternative index selected by the Company under the Master Servicing Agreement in accordance with the terms of the Mortgage Notes and in consultation with the Purchaser.

                  "Initial Closing Date": The first Closing Date to occur.

                  "Interest Rate Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

                  "Lifetime Rate Cap": With respect to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate that may be borne thereby, as set forth in the related Mortgage Note.

                  "Limited Documentation Mortgage Loan": A Mortgage Loan that was originated pursuant to a "limited documentation" or "easy qualifier" underwriting program.

                  "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, as of any date on which a determination thereof is made, the ratio on such date of the outstanding principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property.

                  "Master Servicing Agreement": The Master Servicing Agreement, dated as of March 7, 1997, between the Seller and the Purchaser, attached hereto as Exhibit 2.

                  "MLCC": Merrill Lynch Credit Corporation and its successors in interest.

                  "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note on every Due Date.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on real property securing the Mortgage Note.

                  "Mortgage 100(sm) Loan": A Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC's maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is secured by additional collateral in the form of a security interest in marketable securities having a market value, as of the date of such loan's origination, of in most cases at least equal to the Original Additional Collateral Requirement.

                  "Mortgage 100(sm) Pledge Agreement": With respect to each Mortgage 100(sm) Loan, the Mortgage 100(sm) Pledge Agreement for Securities Account between the Mortgagor under such Mortgage 100(sm) Loan and MLCC, pursuant to which such Mortgagor granted a security interest in various investment securities.

                  "Mortgage File": The mortgage documents, including but not limited to all paper, computer generated and microfiche records, pertaining to a particular Mortgage Loan which are specified in Exhibit 1 hereto and any additional documents required to be added to the Mortgage File pursuant to the Program Documents.

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                  "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan, net of any premium on any related Primary Insurance Policy, and with respect to any Adjustable Rate Mortgage Loan, as such annual rate may be adjusted on any Interest Rate Adjustment Date and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  "Mortgage Loan": An individual Mortgage Loan which is the subject of this Agreement. Each Mortgage Loan set forth on the Mortgage Loan Schedule attached to a Warranty Bill of Sale initially will be subject to this Agreement, commencing on the respective Closing Date for the related Transaction.

                  "Mortgage Loan Documents": With respect to each Mortgage Loan, the documents specified in Section 3(b) of this Agreement, which documents the Seller shall deliver to the Custodian pursuant thereto.

                  "Mortgage Loan Payments": With respect to each Mortgage Loan,
(i) all scheduled principal due after the related Cut-off Date, (ii) all other recoveries of principal collected after the related Cut-off Date, other than any scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date, and (iii) all payments of interest on the Mortgage Loans net of interest at the Servicing Fee Rate minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date and such prepaid amounts (minus interest at the Servicing Fee Rate) shall constitute a part of the Mortgage Loan Payments, which prepaid amounts the Seller shall deposit into the Custodial Account established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser pursuant to the Master Servicing Agreement.

                  "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple or leasehold interest in a single parcel of real property improved by a residential dwelling.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Original Additional Collateral Requirement": With respect to any Additional Collateral Mortgage Loan, 30 percent (or, in the case of an Additional Collateral Mortgage Loan with an original principal balance of $1,000,000 or less and a Loan-to-Value Ratio less than 100%, such lower percent specified by the Master Servicer in originating such Additional Collateral Mortgage Loan) of the original principal balance of such Mortgage Loan.

                  "ParentPower(R) Agreement:" With respect to each ParentPower(R) Mortgage Loan, a ParentPower(R) Guaranty and Security Agreement for Securities Account or a ParentPower(R) Guaranty Agreement for Real Estate.

                  "ParentPower(R) Guaranty Agreement for Real Estate:" With respect to a ParentPower(R) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such ParentPower(R) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such ParentPower(R) Mortgage Loan, authorizes MLCC to draw on a home equity credit line to fund such guaranty and has secured such guaranty with a lien on residential real estate of the guarantor. The required amount of the collateral supporting such guaranty is at least equal to the Original Additional Collateral Requirement for such ParentPower(R) Mortgage Loan. For purposes of this definition, the ParentPower(R) Guaranty Agreement For Real Estate shall not include the rights of the mortgagee under the Equity Access(R) Security Instrument referred to therein, which rights have been retained by MLCC.

                  "ParentPower(R) Guaranty and Security Agreement for Securities Account": With respect to a ParentPower(R) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such ParentPower(R) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such

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ParentPower(R) Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty. The required amount of such collateral is at least equal to the Original Additional Collateral Requirement for such ParentPower(R) Mortgage Loan.

                  "ParentPower(R) Mortgage Loan": A Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC's maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is supported by a ParentPower(R) Agreement.

                  "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the first Payment Adjustment Date, as set forth in the Mortgage Loan Schedule and in the related Mortgage Note, and each anniversary thereof, on which the amount of the Monthly Payment on an Adjustable Rate Mortgage Loan may adjust.

                  "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan as to which the related Mortgage Loan Schedule indicates the existence of a Periodic Rate Cap, the provision of the related Mortgage Note that provides for a maximum amount by which the Mortgage Interest Rate may increase (or, if so indicated on such Mortgage Loan Schedule, decrease) on an Interest Rate Adjustment Date above the Mortgage Interest Rate immediately prior to such Interest Rate Adjustment Date.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledged Asset Mortgage Servicing Agreement": That certain Pledged Asset Mortgage Servicing Agreement dated as of March 27, 1997 by and between Seller and Purchaser and regarding the servicing of the Additional Collateral Mortgage Loans by Seller as the "Servicer" therein.

                  "Preliminary Mortgage Loan Schedule": The initial list of Mortgage Loans for a proposed Transaction, which list shall set forth at least the information with respect to each Mortgage Loan described in items (i), (ii),
(iv), (ix), (xii), (xiii), (xiv), (xvi), (xx), (xxi), (xxii) and (xxiii) of the definition of "Final Mortgage Loan Schedule".

                  "Primary Insurance Policy": With respect to each Mortgage Loan, the policy of primary mortgage insurance, if any, in effect as indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Seller pursuant to the Master Servicing Agreement.

                  "Program Documents": With respect to each Transaction, the related Purchase Price and Terms Letter, the related Warranty Bill of Sale, the Master Servicing Agreement, the Custody Agreement, this Agreement and each other document or instrument executed or delivered by the Seller in connection with any of the foregoing.

                  "Purchase Price": With respect to each Mortgage Loan listed on the Final Mortgage Loan Schedule, the price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loan, which amount shall equal the sum of (i) the Purchase Price Percentage multiplied by the unpaid principal balance of the Mortgage Loan as of the Cut-off Date, after application of scheduled payments of principal due on or before the Cut-off Date whether or not collected, and (ii) accrued interest on the unpaid principal balance of the Mortgage Loan at the interest rate on the Mortgage Loan net of the applicable Servicing Fee Rate, from the Cut-off Date to the day prior to the Closing Date, inclusive.

                  "Purchase Price and Terms Letter": With respect to each Transaction, the letter agreement or agreements setting forth the general terms and conditions of the Transaction to be consummated as provided herein, with a copy of the Preliminary Mortgage Loan Schedule attached thereto identifying the Mortgage Loans to be purchased on the respective Closing Date, by and between the Seller and the Purchaser. The Purchase Price and Terms Letter shall set forth, among other matters, (i) the approximate dollar amount of Mortgage Loans for the related Transaction, (ii) the

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Cut-off Date, (iii) the Scheduled Closing Date, (iv) the Purchase Price
Percentage, (v) the Servicing Fee Rate, and (vi) the characteristics, including the characteristics set forth in the Warranty Bill of Sale, for the Mortgage Loans, both individually and in the aggregate. All of the individual Purchase Price and Terms Letters shall collectively be referred to as the "Purchase Price and Terms Letter".

                  "Purchase Price Percentage": With respect to each Mortgage Loan, the percentage of par set forth in the related Purchase Price and Terms Letter (subject to adjustment as provided therein) at which the Purchaser will purchase the Mortgage Loan from the Seller on the Closing Date.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited into the Custodial Account by the Seller in the month of substitution pursuant to
Section 4.04(vii)), (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (iv) comply with each representation and warranty set forth in Section 5(b) of the Master Mortgage Loan Purchase Agreement.

                  "Refinanced Mortgage Loan": A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which (net of any closing costs, including discount and origination fees and prepaid items) were used in whole or part to satisfy an existing mortgage.

                  "Scheduled Closing Date": For each Transaction, the date set forth on the Purchase Price and Terms Letter as the date on which the Seller and the Purchaser anticipate that the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, the Mortgage Loans listed on the related Final Mortgage Loan Schedule, or such other date or dates as are mutually agreed upon by the parties.

                  "Servicing Fee":With respect to any Mortgage Loan and any Remittance Date, and subject to Section 6.03, a fee equal to the sum of (i) the Servicing Fee Rate multiplied by the unpaid principal balance of the related Mortgage Loan; plus (ii) the Correspondent Trailing Premium, if any.

                  "Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum set forth in the related Warranty Bill of Sale as the "Servicing Fee Rate".

                  "Subsequent Purchaser": Any Person that acquires an interest in a Mortgage Loan from the Purchaser.

                  "Surety Bond": The limited purpose Surety Bond, dated February 28, 1996, issued by the Surety Bond Issuer in favor of the Seller.

                  "Surety Bond Issuer": AMBAC Indemnity Corporation or any successor thereto.

                  "Transaction": The sale by the Seller to the Purchaser, and the purchase by the Purchaser from the Seller, of one or more Mortgage Loans on a Closing Date, as evidenced by the execution and delivery by the Seller to RWT Holdings, Inc., as the initial Purchaser, of the Warranty Bill of Sale.

                  "Trust Receipt": For each Transaction, the Trust Receipt, executed by the Custodian with respect to the Mortgage Loans for such Transaction, substantially in the form of Exhibit One to the Custody Agreement.

                  "Underwriting Guide": The Underwriting Guide of the Seller attached hereto as Exhibit 4, as revised from time to time.

                  "Warranty Bill of Sale": The warranty bill of sale executed and delivered by the Seller to the Purchaser on a Closing Date, evidencing the sale of the related Mortgage Loans by the Seller to the Purchaser and setting forth certain representations and warranties of the Seller with respect thereto, in the form attached hereto as Exhibit 10.

         Section 2.        Purchase of Mortgage Loans.

         (a) Sale and Conveyance of Mortgage Loans. From time to time the Seller may offer to sell to the Purchaser, and the Purchaser elect to purchase from the Seller, Mortgage Loans in one or more Transactions pursuant to the terms and conditions of the Program Documents. The agreement of the Seller to sell to the Purchaser, and of the Purchaser to purchase from the Seller, Mortgage Loans on a particular Closing Date shall be evidenced by the execution of a Purchase Price and Terms Letter. The obligation of the Purchaser to purchase any Mortgage Loan from the Seller on any particular Closing Date shall be subject to the satisfaction of the conditions precedent to the Purchaser's obligation to purchase set forth in Section 2(b). The sale of each Mortgage Loan shall be reflected in the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

         (b) Conditions of Closing. On each respective Closing Date (i) the Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans included in such Transaction, including all Mortgage Loan Payments, and (ii) the Purchaser shall pay to the Seller, by wire transfer of immediately available funds to the account of the Seller, the Purchase Price for each Mortgage Loan included in such Transaction, subject to the satisfaction of the following conditions precedent to the Purchaser's obligation to purchase the Mortgage Loans:

         (A) all of the representations and warranties of the Seller under the Program Documents shall be true and correct as of the Closing Date, and no event shall have occurred that, with notice or the passage of time, would constitute a default under any Program Document, including an Event of Default under the Master Servicing Agreement;

         (B) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, the Closing Documents, in such forms as are agreed upon and as are acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

         (C) the Seller shall have delivered and released to the Purchaser or the Custodian all documents required under the Program Documents; and

         (D) the Seller shall have complied with all other terms and conditions of this Agreement.

         (c) Record Title and Possession of Mortgage Files. From and after the sale of each Mortgage Loan, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, are vested in the Purchaser. All rights arising out of each Mortgage Loan including, but not limited to, all funds received on or in connection with such Mortgage Loans and all records or documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loan. Any portion of the Mortgage File held by the Seller for servicing purposes shall be appropriately marked to clearly reflect the ownership of the Mortgage Loan by the Purchaser and the Seller shall promptly release the portion of the Mortgage File to the Purchaser, when the Seller's servicing needs no longer necessitate retaining such documents.

         Section 3.        Delivery Requirements.

         (a) Mortgage Loan Schedules. Prior to the date on which the Seller and the Purchaser execute a Purchase Price and Terms Letter, the Seller shall provide the Purchaser with the respective Preliminary Mortgage Loan Schedule. Not less than one (1) Business Day prior to the related Closing Date, the Seller either (i) shall deliver the Final Mortgage Loan Schedule to the Purchaser or
(ii) shall deliver to the Purchaser all information with respect to the Mortgage Loans to be sold to the Purchaser on such Closing Date that is necessary to enable the Purchaser to prepare the Final Mortgage Loan Schedule, which information shall be delivered on a computer diskette, on a machine-readable tape or in such other format as the Purchaser may reasonably specify.

         (b) Delivery of Mortgage Loan Documents. Not less than three (3) Business days prior to the related Closing Date, the Seller shall, with respect to each Mortgage Loan, deliver to the Custodian the following documents:

                           (i) The original Mortgage Note endorsed, "Pay to the order of ___________, without recourse" and signed in the name of the Seller by an authorized officer. The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Seller.

                           (ii) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the Seller to be a true copy of the original of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                           (iii) The original Assignment of each Mortgage, executed in blank.

                           (iv) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company).

                           (v) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Seller to be a true copy of the original of the assignment which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                           (vi) The original Primary Insurance Policy, if any.

                           (vii) Originals of all assumption and modification agreements, if any.

                           (viii) An original assignment in the form of Exhibit __ attached hereto, of the related Mortgage 100(sm) Pledge Agreement or Parent Power(R) Agreement, as the case may be, with respect to each Mortgage Loan that is an Additional Collateral Mortgage Loan, together with a copy of the related Mortgage 100(sm) Pledge Agreement or Parent Power(R) Agreement, as the case may be.

                           (ix) With respect to each Additional collateral Mortgage Loan, a copy of the UCC-1 and an original form UCC-3, if applicable, together with a copy of the applicable notice of assignment to and acknowledgment by Merrill Lynch, Pierce, Fenner & Smith Incorporated, in substantially the same form as Exhibit __ attached hereto.

                           (x) An original assignment, in the form of Exhibit A to the Pledged Asset Mortgage Servicing Agreement, of the related Equity Access(R) mortgage made in connection with a Parent Power(R)

         Mortgage Loan supported by a Parent Power(R) Guaranty Agreement for Real Estate, together with a copy of the related Equity Access(R) mortgage.

         If (a) the original Mortgage was not delivered pursuant to clause (ii) above, (b) any intervening assignment was not delivered pursuant to clause (v) above or (c) the original title insurance policy was not delivered pursuant to clause (iv) above, the Seller shall use best reasonable efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser or the Custodian promptly upon receipt thereof. If any such document is not so delivered to the Purchaser or the Custodian within two hundred seventy (270) days following the Closing Date, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased or substituted for by the Seller at the price and in the manner specified in Section 5(c).

         If the Purchaser finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Purchaser shall promptly so notify the Seller. The Seller shall have a period of ninety (90) days within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect cannot be corrected or cured, the Seller will, not later than the expiration of the applicable cure period described above, repurchase or substitute for the related Mortgage Loan at the price and in the manner set forth in Section 5(c).

         No Assignment of Mortgage shall be recorded for so long as MLCC is the Company under the Master Servicing Agreement.

         Section 4. Examination of Mortgage Files. Prior to the respective Closing Date, the Seller, (a) shall deliver to the Custodian in escrow, for examination, the Mortgage File pertaining to each Mortgage Loan or
(b) shall make the Mortgage File pertaining to each Mortgage Loan available to the Purchaser for examination at the offices of the Seller, the Custodian or such other location as the Seller and the Purchaser shall mutually designate. Such examination may be made by the Purchaser of the related Mortgage Loan at any time before the related Closing Date and may be made by the Purchaser or any prospective Subsequent Purchaser of such Mortgage Loan at any time after such Closing Date. If the Purchaser makes such examination prior to the Closing Date and identifies any Mortgage Loan that does not conform to the terms of the related Purchase Price and Terms Letter, such Mortgage Loan shall be deleted from the Final Mortgage Loan Schedule and may be replaced by a substitute Mortgage Loan that conforms to the terms of the Purchase Price and Terms Letter and that is reasonably acceptable to the Purchaser. The Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans for a Transaction without conducting any partial or complete examination. The failure or omission by the Purchaser or any Subsequent Purchaser of the Mortgage Loans to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand repurchase or other relief as provided under any Program Document.

         Section 5.        Representations, Warranties and Agreements of Seller.

         (a) The Seller represents and warrants to the Purchaser that as of the date hereof and as of each respective Closing Date (or as of such other date or dates as may be expressly set forth below):

                           (i) The Seller is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware. The Seller has full power and authority corporate and otherwise) to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under the Program Documents, and to sell each Mortgage Loan, and holds all licenses necessary to carry on its business as now being conducted and is licensed in, qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller was and is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan.

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

                           (ii) This Agreement, the Master Servicing Agreement and the Custodial Letter Agreement each has been duly authorized, executed and delivered by the Seller, and each, assuming the due authorization, execution and delivery thereof by the Purchaser and the enforceability thereof against the Purchaser, constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                           (iii) As of the respective Closing Date, the Purchase Price and Terms Letter has been duly authorized, executed and delivered by the Seller, and the Purchase Price and Terms Letter, assuming the due authorization, execution and delivery thereof by the Purchaser and the enforceability thereof against the Purchaser, constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                           (iv) As of the respective Closing Date, the Warranty Bill of Sale has been duly authorized, executed and delivered by the Seller, and the Warranty Bill of Sale constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                           (v) The representations and warranties made by the Seller under the Master Servicing Agreement and the Warranty Bill of Sale are true and correct in all material respects on the respective Closing Date.

                           (vi) Neither the delivery of the Mortgage Loans to the Purchaser, nor the sale of the Mortgage Loans to the Purchaser, nor the execution or delivery of the Program Documents, nor the consummation of any of the Transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Seller, or conflict with, result in a material breach or violation or an acceleration of or constitute a default under any material term of any indenture or other agreement or instrument to which the Seller is a party or by which the Seller is bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller.

                           (vii) There are no actions, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller that, in the Seller's judgment, if determined adversely to the Seller, would prevent the consummation of any of the Transactions or would materially and adversely affect the interests of the Purchaser in any of the Mortgage Loans, the validity or enforceability of any of the Program Documents or the ability of the Seller to fulfill the terms of any of the Program Documents.

                           (viii) The Mortgage Loans were originated by the Seller or by a savings association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a Federal or state banking authority, a mortgagee approved by the Secretary of the Department of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act or a FNMA- or FHLMC-approved seller.

         (b) The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan as of each respective Closing Date or such other date as may be specified below, that:

                           (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects;

                           (ii) As of the related Closing Date, the Mortgage Loan is not delinquent in payment more than 29 days and the Mortgage Loan has not been dishonored; the Mortgage Loan has never been delinquent in payment for more than 59 days and has not more than once during the twelve months preceding the Cut-Off Date been delinquent in payment for more than 30 days; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                           (iii) To the best of the Seller's knowledge, there are no delinquent taxes or other outstanding charges affecting the related Mortgaged Property which would permit a taxing authority to initiate foreclosure proceedings against the Mortgaged Property;

                           (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments contained in the Mortgage File, the substance of which waiver, alteration or modification is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

                           (v) The Mortgagor has not asserted that the Mortgage Note and the Mortgage are subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and to the best of the Seller's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted by any Person other than the obligor with respect thereto;

                           (vi) Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium or any hazard insurance policy covering the common facilities of a planned unit development. To the best of the Seller's knowledge the hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and insure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

                           (vii) At the time of origination of such Mortgage Loan and thereafter, all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws required to be complied with by the Seller as the originator of the Mortgage Loan and applicable to the Mortgage Loan have been complied with in all material respects;

                           (viii) The Mortgage has not been satisfied as of the Closing Date, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Mortgage Loan Schedule), nor to the best of the Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                           (ix) Ownership of the Mortgaged Property is held in fee simple (except for Mortgage Loans as to which the related land is held in a leasehold which extends at least five years beyond the maturity date of the Mortgage Loan). Except as permitted by the fourth sentence of this paragraph (ix), the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence on their face of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not in the aggregate adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein;

                           (x) The Mortgage Note is not subject to a third party's security interest or other rights or interest therein;

                           (xi) The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, or negligence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

                           (xii) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Seller had good title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, including, to the best knowledge of the Seller, any lien, claim or other interest arising by operation of law;

                           (xiii) The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exception contained in clauses (1), (2) and (3) of paragraph (ix) of this Section 5, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy insures against encroachments by or upon the Mortgaged Property. The Seller, its successor and assigns, are the sole insurereds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and to the best of Seller's knowledge no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

                           (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except for any Mortgage Loan payment which is not late by more than 30 days, and the Seller has not waived any default, breach, violation or event permitting acceleration;

                           (xv) As of the date of origination or purchase or the Mortgage Loans by the Seller there were no mechanics' or similar liens or claims which had been filed for work, labor or material (and, to the best of the Seller's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                           (xvi) All improvements subject to the Mortgage lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in paragraph (xiii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

                           (xvii) Each Mortgage Loan (except for the Mortgage Loans referred to in the next sentence) was originated by the Seller, and at the time of each such origination the Seller was a mortgagee approved by the

         Secretary of Housing and Urban Development (the "Secretary") pursuant to Sections 203 and 211 of the National Housing Act. Each Mortgage Loan was underwritten in accordance with the Underwriting Guide as in effect at the time of origination, except to the extent the Seller believed at such time that a variance from such Underwriting Guide was warranted by compensating factors with respect to such Mortgage Loan. The Mortgage contains the usual and customary provision of the Seller at the time of origination for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                           (xviii) The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, or other casualty which damage is not fully insured against by a current and active insurance policy (or at least insured up to the outstanding principal balance of the Mortgage Loan) and, to the best of Seller's knowledge is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no pending proceedings.

                           (xix) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including,
         (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure, and (2) otherwise by judicial foreclosure. The Seller has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (xx) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

                           (xxi) The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and any applicable requirement of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                           (xxii) No Mortgage Loan contains "subsidized buydown" or "graduated payment" features; and

                           (xxiii) The Mortgaged Property is a single-family (one- to four-unit) dwelling residence erected thereon, or an individual condominium unit in a condominium, a cooperative, or an individual unit in a planned unit development or in a de minimis planned unit development. No such residence is a mobile home or a manufactured dwelling which is not permanently attached to the land.

                           (xxiv) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements; The Mortgagor has received all disclosure materials required by Section 226 19(b) of the Federal Reserve Board's Regulation Z and otherwise required by applicable law with respect to the making of adjustable rate mortgage loans.

                           (xxv) There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgage File, or, to the best of Seller's knowledge, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

         (c) It is understood and agreed that the representations and warranties set forth in these Sections 5 (a) and 5 (b) shall survive the sale and delivery of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File. It is further understood and agreed that with respect to the representations and warranties contained in Section 5 which were made to the best of Seller's knowledge after reasonable inquiry and investigation, if it is discovered by the Seller or the Purchaser that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, the Purchaser shall be entitled to all the remedies to which it would be entitled for breach of representation or warranty, including, without limitation, the repurchase requirements contained herein, notwithstanding Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made. Upon discovery by either Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the interest of the Purchaser in one or more of Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

         Seller shall have ninety (90) days from the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein, to cure such breach in all material respects and, if such breach cannot be cured the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price as defined in the next sentence The Repurchase Price is defined as an amount equal to (i) the greater of (a) the unpaid principal balance of such Mortgage Loan or (b) during the first three years after the Closing Date, the product of (x) the Purchase Price Percentage as updated to reflect the current maturity for such Mortgage Loan set forth in the related Purchase Price and Terms Letter, and (y) the unpaid principal balance of such Mortgage Loan, plus (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, plus (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan, less (iv) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase. The rights of Purchaser under this paragraph shall inure only to Purchaser and not to Purchaser's successors or assigns. Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the repurchase price, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan and being held in the Custodial Account for future distribution in accordance with the Master Servicing Agreement.

         If the Seller is required to repurchase any Mortgage Loan pursuant to the preceding paragraph on or prior to the one hundred and twentieth (120th) day following the related Closing Date, the Seller may, at its option, substitute a Qualified Substitute Mortgage Loan for such deficient Mortgage Loan within such one hundred and twenty day (120) period, in lieu of repurchasing such deficient Mortgage Loan. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by Section 3(b), with the Mortgage Note endorsed as required by Section 3(b). No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distribution to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the

Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 5(a) and 5(b) hereof. The Purchaser shall promptly effect the reconveyance of such Deleted Mortgage Loan to the Seller.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller in the month of substitution pursuant to Section 5.01 of the Master Servicing Agreement. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall in accordance with the Master Servicing Agreement.

         In addition to such cure, repurchase or substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in Sections 5(a) or (b) hereof. It is understood and agreed that the obligations of the Seller set forth in this
Section 5(c) to cure a breach, or to repurchase or substitute a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 5(c), constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

         (d) With respect to each Converted Mortgage Loan for which a fixed rate conversion has occurred, the Seller shall repurchase such Mortgage Loan on or before the first day of the month immediately following the date of such conversion at a price equal to (i) the Assumed Principal Balance of the Mortgage Loan plus (ii) accrued interest on such Assumed Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to the Purchaser to the date of repurchase. Any such repurchase shall be accomplished by deposit into the Custodial Account of the amount set forth in the preceding sentence.

         With respect to each Converted Mortgage Loan for which an Index conversion has occurred, the Seller shall substitute a loan that meets the definition of a Qualified Substitute Mortgage Loan in all respects (except for provision (iii) of such definition) within a period of ninety (90) days following the date of such conversion.

         (e) Seller hereby agrees that it will not take any action to solicit the prepayment of any Mortgage Loan sold to Purchaser under the terms of this Agreement. The preceding statement shall not preclude Seller from engaging in general advertising or from servicing the refinance needs of a Mortgagor who, without solicitation in violation of this Section 5(e), contacts Seller in connection with the refinance of such Mortgagor's Mortgage Loan.

         (f) If the related Mortgagor is 30 days or more delinquent with respect to the Mortgage Loan's first Monthly Payment and remains so for 60 days either (i) from origination of said Mortgage Loan, or (ii) after the Closing Date, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan from the Purchaser in accordance with Section 5 hereof.

         Section 6.        Representations, Warranties and Agreements of the
                           Purchaser.

         (a) The Purchaser, without conceding that any Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the respective Closing Date:

                           (i) The Purchaser is acquiring the Mortgage Loans for its own account only and not for any other Person.

                           (ii) The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans.

                           (iii) The Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested.

                           (iv) Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "Securities Act"), or that would render the disposition of any Mortgage Loan a violation of
         Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

         (b) The Purchaser represents and warrants to the Seller that as of the date hereof, as of the date of each respective Purchase Price and Terms Letter and as of each respective Closing Date (or as of such other date or dates as may be expressly set forth below):

                           (i) The Purchaser is duly organized, validly existing and in good standing as a corporation under the laws of the Maryland. The Purchaser has full power and authority (corporate and otherwise) to enter into and perform its obligations under the Program Documents.

                           (ii) This Agreement, the Master Servicing Agreement and the Custodial Letter Agreement each has been duly authorized, executed and delivered by the Purchaser, and each constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                           (iii) As of the date the respective Purchase Price and Terms Letter and as of the respective Closing Date, the Purchase Price and Terms Letter has been duly authorized, executed and delivered by the Purchaser, and the Purchase Price and Terms Letter constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                           (iv) Neither the delivery of the Purchase Price to the Seller, nor the purchase of the Mortgage Loans by the Purchaser, nor the execution or delivery of the Program Documents, nor the consummation of any of the Transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will result in the breach of any term or provision of the charter or by-laws of the Purchaser, or conflict with, result in a breach, violation or acceleration of or constitute a default under a material term of any indenture or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator.

                           (v) There are no actions, proceedings or investigations pending or, to the Purchaser's knowledge, threatened against the Purchaser that, either in any one instance or in the aggregate, could draw into question the validity of any of the Program Documents or prevent the consummation of any of the Transactions.

                           (vi) No consent, approval, authorization or order of any court, regulatory body, administrative agency, governmental body or arbitrator is required for the execution or delivery by the Purchaser of any of the Program Documents, the performance by the Purchaser of its obligations hereunder or the consummation by the Purchaser of any of the Transactions.

                           (vii) The Purchaser has not dealt with any broker, investment banker, agent or other Person, except the Seller, who may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans.

         Section 7. Servicing Obligations of the Seller. From and after each Closing Date, the Seller will service and administer each Mortgage Loan purchased on such Closing Date pursuant to the terms of the Master Servicing Agreement for the benefit of the Purchaser, as the initial "Purchaser" thereof, and such Mortgage Loan will be deemed to be added to the "Mortgage Loan Schedule" under the Master Servicing Agreement.

         Section 8. Intention of the Parties. With respect to each Transaction, it is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, interests in the Mortgage Loans and not a debt instrument of the Seller or any other security. Accordingly, the parties each intend to treat each Transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the related Mortgage Loans.

         Section 9. Costs. The Seller shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and those expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations. The fees and expenses of the Custodian and the Purchaser's brokers' and attorney's fees, shall be paid by the Purchaser.

         Section 10. Further Agreements of the Seller. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements, and to take such actions, as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 11. Mandatory Delivery. The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Final Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Letter, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date of such Purchase Price and Terms Letter and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective Subsequent Purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more substitute Mortgage Loans delivered pursuant to Section 4 or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         Section 12. Termination. Either the Seller or the Purchaser may terminate this Agreement as to future Transactions upon notice to the other party, but no such termination shall affect any Transaction previously consummated or the rights and obligations of the Seller and the Purchaser with respect thereto under the Program Documents.

         Section 13. Severability Clause. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 14. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         Section 15. Survival. The Seller agrees that the representations, warranties and agreements made by the Seller herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf.

         Section 16. Successor and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement cannot be assigned, pledged or hypothecated by the Purchaser or the Seller to a third party without the consent of the other party to this Agreement.

         Section 17. Notices. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been duly given if personally delivered, sent by overnight courier, or mailed by registered mail, postage prepaid, and return receipt requested, or transmitted by telex or telegraph and confirmed by a similar mailed writing, or otherwise if received, if to the Purchaser, addressed to the Purchaser at RWT Holdings, Inc., 591 Redwood Highway, Mill Valley, California 94941, Attention: Frederick H. Borden, or to such other address as the Purchaser may designate in writing to the Seller, and if to the Seller, addressed to the Seller at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484,
Attention: General Counsel, with a copy to the Senior Vice President, Secondary Markets, at the same address, or to such other address as the Seller may have designated in writing to the Purchaser.

         Section 18. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

         Section 19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions; provided, however, that this Agreement shall not be deemed to supersede any other Program Document or any agreement, instrument or other document executed in connection therewith.

         Section 20. Governing Law and Amendments. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Florida. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         Section 21. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 22. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 23. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 24. Correspondent Lending Program. Under the Correspondent Lending Program, Seller may, from time to time, agree to pay a Correspondent Lender a Correspondent Trailing Premium ("CTP") 0.125% to 0.75% of the annualized principal balance of the applicable Mortgage Loan, less an administrative fee. The CTP is paid by Seller on a monthly basis out of the Monthly Payment received from the applicable Mortgagor. Seller is obligated to pay such fee to the Correspondent Lender as long as the applicable Mortgage Loan remains outstanding and the Mortgagor's Monthly Payment are current.

         IN WITNESS WHEREOF, MERRILL LYNCH CREDIT CORPORATION and RWT HOLDINGS, INC. have caused this Master Mortgage Loan Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the 1st day of April, 1998.

                                    RWT HOLDINGS, INC.

                                    By: ________________________________________
                                    Name: Douglas B. Hansen
                                    Title: President

                                    MERRILL LYNCH CREDIT CORPORATION

                                    By: ________________________________________
                                    Name: Laurel A. Davis
                                    Title: Vice President

                                    EXHIBIT 1

                         CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items:

1.       The documents specified in Section 3(b) of the Agreement.

2.       Copy of survey of the Mortgaged Property, if any.

3. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, homes association declarations, etc.

4. Original hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy.

5.       Mortgage Loan closing statement.

6.       Mortgage Loan application.

7.       Verification of employment and income.

8. Verification of acceptable evidence of source and amount of downpayment.

9.       Credit report on the Mortgagor.

10.      Appraisal report.

11.      Photograph of the Mortgaged Property.

12.      Executed disclosure statement.

13. Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Seller or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT 2

                       FORM OF MASTER SERVICING AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT 3

                           FORM OF CUSTODIAL AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT 4

                        UNDERWRITING GUIDE OF THE SELLER

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT 5

                        FORM OF CERTIFICATE OF THE SELLER

                  I, _______________________, hereby certify that I am the duly elected _______________ of Merrill Lynch Credit Corporation, a corporation organized under the laws of the State of Delaware (the "Seller") and further as follows:

                  1. Attached hereto as Exhibit A is a true and correct copy of the certificate of incorporation of the Seller which is in full force and effect on the date hereof. There has been no amendments or modifications to the certificate of incorporation since _______________. Attached hereto as Exhibit B is a true and correct copy of the by-laws of the Seller which are in full force and effect on the date hereof. There have been no amendments or modifications of the by-laws since ______________. No event has occurred since _____________ that has affected the good standing of the Seller under the laws of the State of Delaware.

                  2. Each Person who, as an officer or representative of the Seller, signed (a) the Master Mortgage Loan Purchase Agreement, dated as of April 1, 1998 between RWT Holdings, Inc. ( the "Purchaser") and the Seller (the "Master Mortgage Loan Purchase Agreement"), (b) the Master Servicing Agreement, MLCC Flow Delivery Program, dated as of April 1, 1998, between the Seller and the Purchaser (the "Master Servicing Agreement"), (c) the Custodial Letter Agreement, dated as of April 1, 1998 , by and among the RWT Holdings, Inc. as "Seller", Merrill Lynch Mortgage Capital as the "Purchaser" and Bankers Trust Company of California, N.A. as "Custodian", and Merrill Lynch Credit Corporation as "Servicer" (the "Custodial Letter Agreement"), (d) any Warranty Bill of Sale executed by the Seller (a "Warranty Bill of Sale"; the Master Mortgage Loan Purchase Agreement, the Master Servicing Agreement, the Custody Agreement and each Warranty Bill of Sale, collectively, the "Agreements"), (e) any of the Assignments (as defined in the Master Mortgage Loan Purchase Agreement) or (f) any other document delivered prior hereto or on the date hereof in connection with the purchase described in the Agreements, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  3. The sale of the Mortgage Loans and the transactions contemplated by the Agreements are in the ordinary course of the Seller's business.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller as of the 1st day of April , 1998.

[Seal]                             _____________________________________________

                  I, ___________________, the Secretary of Merrill Lynch Credit Corporation (the "Seller"), hereby certify that __________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

                  IN WITNESS WHEREOF, I have hereunto assigned my name as of the 27th day of March, 1997.

                                   _____________________________________________

                                    EXHIBIT 6

                                   [Reserved.]

                                    EXHIBIT 7

                                   [Reserved.]

                                    EXHIBIT 8

                                   [Reserved.]

                                    EXHIBIT 9

                                   [Reserved.]

                                   EXHIBIT 10

                          FORM OF WARRANTY BILL OF SALE

         On this ____ day of ___________, 19___, Merrill Lynch Credit Corporation (the "Seller") does hereby sell, transfer, assign, set over and convey to RWT Holdings, Inc. (the "Purchaser"), without recourse, all of the right, title and interest of the Seller in and to each Mortgage Loan set forth on the Mortgage Loan Schedule attached hereto as Schedule I, including all interest and principal received by the Seller on or with respect to each such Mortgage Loan after the Cut-off Date (other than payments of principal and interest due on such Mortgage Loan on or before the Cut-off Date), any related Mortgage 100(sm) Pledge Agreement or ParentPower(R) Agreement and the related Mortgage Files. Each Mortgage Loan set forth on the attached Mortgage Loan Schedule shall be subject to the Master Servicing Agreement, dated as of March 7, 1997, between the Seller and the Purchaser (the "Master Servicing Agreement") from the date hereof, and the Seller hereafter shall service and administer each such Mortgage Loan pursuant thereto for the Purchaser as the "Owner" thereunder.

         In addition to the other representations and warranties set forth in the Master Servicing Agreement with respect to the Mortgage Loans set forth on the attached Mortgage Loan Schedule, the Seller hereby further represents to the Purchaser that, with respect to each of such Mortgage Loans as of the Closing
Date:

         (i) If such Mortgage Loan is an Adjustable Rate Mortgage Loan, on each Interest Rate Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Gross Margin, rounded [up] to the nearest ______%. The Mortgage Interest Rate adjusts every _____ (___) months over the term of the Mortgage Loan, and the first Interest Rate Adjustment Date is _____ (___) months after the date of origination of the Mortgage Loan.

         (ii) [The related Mortgage Note requires a Monthly Payment that is sufficient [(a) during the period prior to the first Adjustment Date,] to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate [and (b) during the succeeding period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate].] [The Monthly Payment is adjusted semiannually on the relevant Payment Adjustment Date so that the Monthly Payment is sufficient, during the first ten years of the term of the Mortgage Loan, to pay only the interest due thereon and, thereafter, to fully amortize, without balloon payments, the original principal balance over its remaining term to stated maturity and to pay interest at the related Mortgage Interest Rate in effect on such Payment Adjustment Date]. No Mortgage Loan provides for negative amortization.

         (iii) Each Mortgage Loan is directly secured by a first lien on a single parcel of real property improved by a one- to four-family dwelling.

         All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Master Servicing Agreement. This Warranty Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                MERRILL LYNCH CREDIT CORPORATION

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________